EXHIBIT 23.2


                INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference of our report dated March 8, 2001, with respect to the consolidated financial statements of eSynch Corporation and Subsidiaries as of December 31, 2000 and 1999 and for the two years then ended, included in the Registration Statement on Form S-8 for the registration of up to 1,280,000 common stock.


By: /s/Hansen, Barnett & Maxwell
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Salt Lake City, Utah
September 14, 2001